AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
                                                     REGISTRATION NO. 33-50156
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                         ----------------------


                      POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933
                      --------------------------

                     ADVANCED TISSUE SCIENCES, INC.
          (Exact name of Registrant as specified in its charter)

         DELAWARE                                            14-1701513
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                     10933 NORTH TORREY PINES ROAD
                       LA JOLLA, CALIFORNIA 92037
           (Address of principal executive offices) (Zip code)
                       --------------------------

                     ADVANCED TISSUE SCIENCES, INC.
                 1992 STOCK OPTION/STOCK ISSUANCE PLAN(1)
                        (Full title of the Plan)
                        ------------------------

                           ARTHUR J. BENVENUTO
                    CHAIRMAN OF THE BOARD OF DIRECTORS
                       AND CHIEF EXECUTIVE OFFICER
                      ADVANCED TISSUE SCIENCES, INC.
          10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
                 (Name and address of agent for service)
                             (619) 450-5730
        (Telephone number, including area code, of agent for service)
                          --------------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.
-------------------

(1) 1,630,410 shares of Common Stock issuable under the Registrant's predecessor option plan were originally registered on Form S-8 (Registration No. 33-39446) and transferred to the 1992 Stock Option/Stock Issuance Plan at the time of its implementation, and the predecessor plan thereupon terminated. An additional 2,750,000 shares were subsequently then registered under the 1992 Stock Option/Stock Issuance Plan (Registration Nos. 33-50156 and 33-82310). Any of those shares of Common Stock which remained unissued as of the May 20, 1997 effective date of the Registrant's new 1997 Stock Incentive Plan were transferred to the 1997 Stock Incentive Plan on such effective date for subsequent issuance under that Plan, and the predecessor 1992 Stock Option/Stock Issuance Plan thereupon terminated. No further option grants or stock issuances will be made under the 1992 Plan.

                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits
           --------

Exhibit Number      Exhibit
---------------     -------

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Form 8-A dated January 6, 1995 which is incorporated herein by reference pursuant to
                    Item 3(c).



                                   II-1.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on September 29, 1997.


                                      ADVANCED TISSUE SCIENCES, INC.



                                      By:  /s/ Arthur J. Benvenuto
                                         ----------------------------
                                         Arthur J. Benvenuto
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                        Title                    Date
----------                        -----                    ----


 /s/ Arthur J. Benvenuto          Chairman of the Board    September 29, 1997
-----------------------------     of Directors and Chief
Arthur J. Benvenuto               Executive Officer
                                  (Principal Executive
                                  Officer)



 /s/ Dr. Gail K. Naughton         President, Chief         September 29, 1997
-----------------------------     Operating Officer
Dr. Gail K. Naughton              and Director



 /s/ Michael V. Swanson           Vice President, Finance  September 29, 1997
-----------------------------     and Administration
Michael V. Swanson                (Principal Financial
                                  and Accounting Officer)


 /s Jerome E. Groopman, M.D.      Director                 September 29, 1997
-----------------------------
Jerome E. Groopman, M.D.



 /s/ Jack L. Heckel               Director                 September 29, 1997
-----------------------------
Jack L. Heckel


                                   II-2.

 /s/ Dayton Ogden                Director                  September 29, 1997
-----------------------------
Dayton Ogden



 /s/ Ronald L. Nelson            Director                  September 29, 1997
----------------------------
Ronald L. Nelson


 /s/ David S. Tappan, Jr.        Director                  September 29, 1997
----------------------------
David S. Tappan, Jr.



 /s/ Dr. Gail R. Wilensky        Director                  September 29, 1997
----------------------------
Dr. Gail R. Wilensky


                                   II-3.

                              EXHIBIT INDEX
                              -------------


Exhibit
Number    Exhibit
-------   -------

  4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Form 8-A dated January 6, 1995, which is incorporated herein by reference pursuant to Item 3(c).


                                   II-4.